UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           LEHMAN BROTHERS HOLDINGS INC.
              (Exact name of registrant as specified in its charter)

                                   Delaware
                   (State of incorporation or organization)

                                  13-3216325
                      (IRS Employer Identification No.)

                              745 Seventh Avenue
                           New York, New York 10019
         (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:


                                               Name of each exchange on which
Title of each class to be so registered:       each class is to be registered:
----------------------------------------       -------------------------------

Depositary Shares, Each Representing           New York Stock Exchange, Inc.
One One-Hundredth of a Share of
Floating Rate Cumulative Preferred Stock,
Series G

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[  ]

Securities Act Registration Statement file number to which this form relates:
333-60474

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

                                     None

Item 1.   Description of Registrant's Securities to be Registered.
------    -------------------------------------------------------

Lehman Brothers Holdings Inc. (the "Registrant") hereby incorporates by reference the descriptions set forth under the captions "Certain Terms of the Series G Preferred Stock," "Certain Terms of the Depositary Shares," "Description of Preferred Stock" and "Description of Depositary Shares" on pages S-3 to S-8 and 19 to 25 of the Prospectus Supplement dated January 27, 2004, to Prospectus dated June 14, 2001, filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.
------   --------

The securities described herein are to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are incorporated herein by reference:

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 to the Registrant's Transition Report on Form 10-K for the eleven months ended November 30, 1994).

1.2       Certificate of Amendment of the Restated Certificate of
          Incorporation of the Registrant, dated April 9, 2001 (incorporated by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

1.3 Certificate of Designations, Powers, Preferences and Rights with respect to the Registrant's Floating Rate Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 30, 2004).

1.4 By-Laws of the Registrant, amended as of October 22, 2002 (incorporated by reference to Exhibit 3.06 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30,
          2002).

1.5 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4.20 of the Registrant's Registration Statement on Form S-3, Registration No. 333-60474).


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


                                  SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Lehman Brothers Holdings Inc.


                                     By:   /s/ Barrett S. DiPaolo
                                        ------------------------------------
                                           Barrett S. DiPaolo
                                           Vice President


Date: February 4, 2004


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


                               EXHIBIT INDEX

Exhibit
-------

1.1 Restated Certificate of Incorporation of the Registrant dated May 27, 1994 (incorporated by reference to Exhibit 3.1 to the Registrant's Transition Report on Form 10-K for the eleven months ended
          November 30, 1994).

1.2       Certificate of Amendment of the Restated Certificate of
          Incorporation of the Registrant, dated April 9, 2001 (incorporated by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001).

1.3 Certificate of Designations, Powers, Preferences and Rights with respect to the Registrant's Floating Rate Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the SEC on January 30, 2004).

1.4 By-Laws of the Registrant, amended as of October 22, 2002 (incorporated by reference to Exhibit 3.06 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30,
          2002).

1.5 Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 4.20 of the Registrant's Registration Statement on Form S-3, Registration No. 333-60474).


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